EXHIBIT 99.1

GRANT PARK WEEKLY PERFORMANCE STATISTICS * 04/28/06
	Weekly ROR	MTD ROR	YTD ROR
Class A Units	0.23%	9.44%	13.99%
Class B Units	0.21%	9.36%	13.67%
* Subject to independent verification

WEEKLY COMMENTARY FOR THE WEEK ENDED APRIL 28, 2006

The Grant Park Futures Fund posted modest gains last week. Positions in the foreign financials, currencies and metals provided the majority of gains. Losses came mainly from the energy and stock index sectors.

Prices for European interest rates fell over concerns that rising oil prices might have inflationary impact. European Central Bank (ECB) Chief Economist Otmar Issing stated that the ECB may have to revise its inflation forecasts higher following the latest surge in oil prices. In London, the British Gilt turned lower after the February meeting minutes of the UK Central Bank dampened hopes for a near term rate cut. In Australia, headline inflation came in at 0.9% for the first quarter, higher than expected. This exceeded the Reserve Bank’s annual target range of 2 - 3%. This, analysts suggested, should ensure a continuing Reserve Bank tightening bias, sending prices lower across the curve.

Long positions in the currency sector posted gains also, particularly in the Eurocurrency and the Swiss franc. The Qatar Central Bank indicated it would buy euros to diversify its currency holdings. This statement added to an already bearish dollar/euro sentiment. Structural concerns over the twin dollar deficits and a feeling that the euro had reached significant resistance lead analysts to suggest that the Swiss franc was an attractive alternative to the European currency.

Gold and copper also contributed to profits for the week. Concerns over the US/UN/Iran nuclear standoff continued as the UN faulted Iran for failing to meet its deadline for halting uranium enrichment, sending gold futures higher for the week. Copper continued its relentless climb higher as potential shortages of the metal continued to concern the market.

The energy sector was the largest drag on performance last week as natural gas, crude oil and products all gave back recent gains. President Bush unveiled a number of measures to lower energy prices. The President suspended all purchases for the US Strategic Petroleum Reserve until the fall, relaxed environmental guidelines on cleaner summer blends and started an investigation into price gouging by the oil companies. Additionally, Saudi Energy Minister al-Nami suggested Saudi Arabia was ready to supply the market with more crude but asked rhetorically “where are the customers?” suggesting supplies were more than adequate.

Lastly, long positions in the Asian equities gave back profits last week as the Nikkei and Hang Seng both reversed their upward trend. In both cases, higher interest rates, or the fear of higher interest rates, was the culprit. Chinese

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

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growth and investment continues to expand rapidly. The Chinese Central Bank moved to put on the economic brakes by tightening rates for the first time since October 2004, sending the Hang Seng lower. In Japan, it was reported that a stunning 480,000 jobs were created in March, the eleventh consecutive month of job creation. Also, the Bank of Japan added to rate hike fears last week by announcing the risks of inflation in Japan outweighed those of deflation.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS
THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE, OFFERING BY PROSPECTUS ONLY

555 West Jackson Blvd, Suite 600
Chicago, IL 60661
(312) 756-4450 • (800) 217-7955 • FAX (312) 756-4452
Performance Hotline: (866) 516-1574
 website: www.dearborncapital.com
e-mail: funds@dearborncapital.com